Exhibit 5

One Silk Street
London EC2Y 8HQ
Telephone (44-20) 7456 2000
Facsimile (44-20) 7456 2222
DX Box Number 10 CDE

The BOC Group plc Chertsey Road Windlesham Surrey GU20 6HJ

December 15, 2005

Dear Sirs

The BOC Group plc (the “Company”)

Registration Statement on Form S-8

1	We have acted as your English legal advisers in connection with the Registration Statement on Form S-8 (the “Registration Statement”) of the Company to be filed with the Securities and Exchange Commission under the U.S. Securities Act of 1933 (the "Securities Act"), with respect to 1.7m ordinary shares of 25 pence each (the "Shares") of the Company, to be issued from time to time pursuant to The BOC Group plc Share Matching Plan (the "Plan").

2	This opinion is limited to English law as applied by the English courts and is given on the basis that it will be governed by and construed in accordance with English law.

3	For the purpose of this opinion, we have examined the rules of the Plan, the draft Registration Statement and the Memorandum and Articles of Association of the Company. We have assumed:

3.1	the authenticity of all documents submitted to us as originals;

3.2	the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copies;

3.3	that signatures on all documents examined by us are genuine;

3.4	the truth, accuracy and completeness of the information, representations and warranties made in conference or contained in the records, agreements, documents, instruments and certificates we have reviewed;

3.5	that the documents to which we refer or have expressed reliance on in this opinion remain accurate and up to date and have not been varied;

3.6	insofar as any obligation is to be performed or observed or is based upon a matter arising in a jurisdiction outside England or Wales or such obligation is subject to the laws of a jurisdiction outside England and Wales, its performance or observance will not be illegal, ineffective, unenforceable or contrary to public policy under the laws of that jurisdiction;

A list of the names of the partners and their professional qualifications is open to inspection at the above office. The partners are solicitors, registered foreign lawyers or European lawyers. The firm is regulated by the Law Society.

Please refer to www.linklaters.com/regulation for important information on the regulatory position of the firm.

A05523851/0.2/15 Dec 2005

3.7	that the correct procedure was carried out at each of the board meetings at which the resolutions of the board of directors of the Company were passed in respect of the authorisation and issuance of the Shares (for example, the meeting was duly convened, directors declared all their relevant interests, there was a valid quorum, the resolutions were duly passed and the directors complied with all provisions of the UK Companies Act 1985 and the articles of association of the Company relating to the declaration of directors' interests and the power of interested directors to vote) and such resolutions remain in force and unamended;

3.8	that there has been no contravention of section 151 of the Companies Act 1985; and

3.9	that there is no material change of applicable English law prior to the delivery of the Shares by the Company under the rules of the Plan.

4	In our opinion, based on the foregoing and having regard for such legal considerations as we deem relevant, following compliance by the Company with its obligations under the rules of the Plan, those Shares the subject of awards under the Plan would be legally issued, fully paid and not subject to any further calls for funds.

5	We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement. In giving such consent, we do not admit thereby that we are within the category of persons whose consent is required under Section 7 of the Securities Act. Except as provided for above, this opinion is not to be transmitted to anyone else nor is it to be relied upon by anyone else or for any other purpose or quoted or referred to without our express consent.

Yours faithfully

Linklaters

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